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                                                                      EXHIBIT 21
                                  SUBSIDIARIES

Owned By                                                      Jurisdiction of
Registrant                                                    Incorporation                  Percentage
----------                                                    ---------------                ----------
Dialysis Corporation of America                               Florida                            60.8%

DCA of Homerville, LLC(1)                                     Delaware                           60.8%

DCA Medical Services, Inc.(1)                                 Florida                            60.8%

DCA of Central Valdosta, LLC(2)                               Georgia                            42.6%

DCA of Fitzgerald, LLC(2)                                     Georgia                            42.6%

DCA of Hawkinsville, LLC(1)                                   Georgia                            60.8%

DCA of SO. GA., LLC(1)                                        Georgia                            60.8%

DCA of Royston, LLC(1)                                        Georgia                            60.8%

DCA of Lawrenceburg, LLC(3)                                   Indiana                            36.5%

DCA of Chevy Chase, LLC(4)                                    Maryland                           48.6%

DCA of Manahawkin, Inc.(4)                                    New Jersey                         48.6%

DCA of Vineland, LLC(5)                                       New Jersey                         31.0%

DCA of Cincinnati, LLC(3)                                     Ohio                               36.5%

DCA of Carlisle, Inc.(4)                                      Pennsylvania                       48.6%

DCA of Chambersburg, Inc.(4)                                  Pennsylvania                       48.6%

DCA of Lemoyne, Inc.(1)                                       Pennsylvania                       60.8%

DCA of Mechanicsburg, LLC(1)                                  Pennsylvania                       60.8%

DCA of Wellsboro, Inc.(1)                                     Pennsylvania                       60.8%

DCA of Warsaw, LLC                                            Virginia                           60.8%

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(1)      Owned 100% by Dialysis Corporation of America.
(2)      Owned 70% by Dialysis Corporation of America.
(3)      Owned 60% by Dialysis Corporation of America.
(4)      Owned 80% by Dialysis Corporation of America.
(5)      Owned 51% by Dialysis Corporation of America.



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